UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

ODYSSEY MARINE EXPLORATION, INC .

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, the Board of Directors of Odyssey Marine Exploration, Inc. (the “Company” or “Odyssey”) appointed Mark D. Gordon as President and Chief Operating Officer effective October 16, 2007. Mr. Gordon, who has served in various capacities with Odyssey since 2005, most recently as Executive Vice President of Sales and Business Development since January 2007, will report to John C. Morris, co-founder and Chief Executive Officer, and work closely with co-founder and Executive Vice President Greg Stemm in managing the day-to-day operations of the Company. Mr. Morris served as President prior to Mr. Gordon’s appointment to that office. Mr. Gordon worked as an independent consultant for Odyssey beginning in January 2005 before becoming the Company’s Director of Business Development in June 2005. He was appointed Executive Vice President of Sales and Business Development in January 2007, overseeing the Attraction, Business Development and Retail Merchandising operations of the Company. Prior to joining Odyssey, Mr. Gordon owned and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks which he sold to the Rockefeller Group in 2003. Mr. Gordon founded Synergy Networks in 1993 and served as Chief Executive Officer and President until September of 2003. He subsequently served as President of Rockefeller Group Technology Services Mid Atlantic (RGTSMA), a member of Rockefeller Group International, from September 2003 to December 2004. Both Synergy Networks and RGTMA are in the business of designing, building and maintaining sophisticated voice and data networks for corporate and government clients. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in Finance in 1983 from American University. Mr. Gordon is 47 years old and will receive an annual salary of $175,000.

Davis D. Howe resigned from his position as Chief Operating Officer effective October 16, 2007, and entered into an independent consulting agreement with the Company to provide services which focus on determining the feasibility and potential business model for bio-technical research of deep-sea biological and genetic material stemming from deep-sea samples recovered by Odyssey. The term of the consulting agreement is for six months beginning October 16, 2007, with compensation of $10,000 per month. Mr. Howe also received severance pay of $25,000 in cash.

George Becker retired from his position as Executive Vice President of Attractions effective October 16, 2007, and entered into an independent consulting agreement with the Company to develop strategic partnerships that maximize the value of Odyssey’s unique and inspiring exhibit content. The term of the consulting agreement is for six months beginning October 16, 2007, with compensation of $5,000 per month.

A copy of the press release announcing Gordon’s appointment, Howe’s resignation, and Becker’s retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On October 18, 2007, Odyssey issued a press release regarding the detention of Odyssey’s research vessel Odyssey Explorer by the Spanish Navy and Guardia Civil in international waters. Odyssey also announced that the inspection at the Spanish port of Algeciras was complete and the ship will depart after judge issues relevant order.

A copy of Odyssey’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release issued by Odyssey Marine Exploration, Inc. on October 15, 2007.

99.2	Press release issued by Odyssey Marine Exploration, Inc. on October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: October 19, 2007	By:	/s/ Michael J. Holmes
Michael J. Holmes,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Odyssey Marine Exploration, Inc. on October 15, 2007.

99.2	Press release issued by Odyssey Marine Exploration, Inc. on October 18, 2007.